AMENDMENT TO TRADING ADVISORY AGREEMENT

THIS AMENDMENT is entered into on the 16th day of December, 2020, by and among:

1.	Abbey Capital Onshore Series LLC (the “Onshore LLC”) a Delaware series limited liability company acting for and on behalf of the series designated as Series 5 (“Series 5”)

2.	Abbey Capital Offshore Fund SPC, a Segregated Portfolio Company incorporated under the laws of the Cayman Islands (the “Company”) acting for and on behalf of the segregated portfolio designated as Segregated Portfolio 5 (“SP5”)

3.	Abbey Capital Limited, a company organized under the laws of Ireland with its principal office at 1- 2 Cavendish Row, Dublin 1, Ireland (“Adviser”)

4.	Graham Capital Management, L.P., a Delaware limited partnership under the laws of the U.S.A. with its principal office at 40 Highland Avenue, Rowayton, Connecticut, U.S.A. (the “Trader”)

(the Onshore LLC, the Adviser, the Company and the Trader, together the “Parties”)

WHEREAS the Adviser has entered into an Investment Advisory Agreement dated the 25th day of June, 2014 (the “Investment Advisory Agreement”) with The RBB Fund, Inc. (the “Fund”), relating to the provision of investment advisory services to the Abbey Capital Futures Strategy Fund (the “Portfolio”);

WHEREAS the Onshore LLC is a wholly-owned subsidiary of the Portfolio;

WHEREAS the Company is a wholly-owned subsidiary of Abbey Capital Master Offshore Fund Limited an exempted company incorporated under the laws of the Cayman Islands and Abbey Capital Master Offshore Fund Limited is a wholly-owned subsidiary of the Portfolio;

WHEREAS the Adviser has also entered into an investment advisory agreement dated the 2nd day of October, 2018 (the “Delaware IMA”) with the Onshore LLC relating to the provision of investment advisory services to the Onshore LLC and each of its segregated series including the series designated as Series 5;

WHEREAS the Adviser has entered into an Amended and Restated Investment Advisory Agreement dated the 9th day of October, 2018 (the “Company IMA”) (the Investment Advisory Agreement, Delaware IMA, and the Company IMA, together the “Advisory Agreements”) with the Company, relating to the provision of investment advisory services to the Company and each of its segregated portfolios including SP5 ;

WHEREAS, the Parties, have entered into a Trading Advisory Agreement dated 9th day of October, 2018 as amended (the “Trading Advisory Agreement”), whereby the Trader was appointed to act as a commodity trading advisor to Series 5 and SP5; and

WHEREAS, the Parties now wish to amend the Trading Advisory Agreement as set out in this amendment agreement (the “Amendment”).

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

1.	Appendix A of the Trading Advisory Agreement shall be deleted in its entirety and replaced with Appendix A attached hereto.

2.	Except where the context otherwise requires, terms and expressions described in this Amendment shall bear the same meaning as those given to them in the Trading Advisory Agreement.

3.	This Amendment is subject to and shall be construed and enforced with the laws applicable to the Trading Advisory Agreement and the jurisdiction provisions of the Trading Advisory Agreement shall apply equally to this Amendment.

4.	This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The Parties agree that this Amendment may be exchanged by electronic means and that any portable document format (pdf) file, facsimile or other reproduction of its signature on any counterpart of this Amendment shall be equal to and enforceable and shall have the same binding force and effect as its original signature.

5.	Except as expressly amended by the Amendment, the Parties hereby confirm that in all other respects the Trading Advisory Agreement and the rights and obligations therein remain in full force and effect.

6.	This Amendment shall be deemed effective as at the open of business on the 17th day of December, 2020.

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IN WITNESS WHEREOF the Parties hereto have caused the Amendment to be duly executed.

For and on behalf of
Graham Capital Management, L.P.

Signed:	/s/ Brian Douglas

Name:	Brian Douglas

Title:	COO

Date:	12/16/2020

For and on behalf of
Abbey Capital Limited

Signed:	/s/ Mick Swift

Name:	Mick Swift

Title:	CEO

Date:	17-Dec-2020

Signed:	/s/ Tony Gannon

Name:	Tony Gannon

Title:	CIO

Date:	17-Dec-2020

Abbey Capital Offshore Fund SPC acting for and on behalf of the segregated portfolio designated as Segregated Portfolio 5

Signed:	/s/ Peter Carney

Name:	Peter Carney

Title:	Authorised Signatory

Date:	17-Dec-2020

Abbey Capital Onshore Series LLC acting for and on behalf of the series designated as Series 5

Signed:	/s/ James G. Shaw

Name:	James G. Shaw

Title:	CFO/Treasurer & Secretary

Date:	12/17/2020

Appendix A

Trading Fees